Fifth Third Bank Auto Receivables Trust 1996-A             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Dec-96            31-Dec-96
Distribution Date:    15-Jan-97                        Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $10,563,735.04     $27.08606138
          Class B Certificate Amount     $497,767.62     $27.08497225

(ii)  Interest Distribution
          Class A Certificate Amount   $1,399,265.12      $3.58780117
          Class B Certificate Amount      $67,533.05      $3.67466808

(iii)  Servicing Fee                     $236,323.05      $0.57867807

(iv)  Class A Certificate Balance
         (after principal distributions)              $260,261,771.59
        Class A Pool Factor
         (after principal distributions)                    0.6673271
        Class B Certificate Balance
         (after principal distributions)               $12,264,382.68
        Class B Pool Factor
         (after principal distributions)                    0.6673404

(v)  Total Pool Balance
         (end of Collection Period)                   $272,526,154.15

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $599,145.89    $4,275,013.74
         Liquidation Proceeds            $275,924.86    $1,625,853.43
         Aggregate Net Losses            $323,221.03    $2,649,160.31

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)         $10,901,046.17

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)      $10,901,046.17